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                                      As of 4/1/96


Montgomery Ward Credit Corporation
880 Grier Drive
Las Vegas, Nevada 89119

Gentlemen:

          Reference is made to the Account-Related Agreement by and between Montgomery Ward Credit Corporation ("MWCC") and Montgomery Ward & Co., Incorporated ("MW"), dated as of April 1, 1996 (the "Account-Related Agreement").

          Signature Financial/Marketing, Inc. ("Signature"), shall reimburse MWCC for amounts of continued assessments on Accounts with respect to fees, premiums and charges of Signature where (i) such accounts are past due for thirty (30) days or more on five (5) minimum payments at the time of assessment and (ii) where MWCC writes-off such Accounts. Accounts are those defined in the Account-Related Agreement.

          Signature shall make such reimbursement payment within ten days after MWCC bills Signature for such amounts.

          With respect to such reimbursements payments for the period April 1, 1996 through December 31, 1996, MWCC shall bill Signature in January 1997 for such period and Signature shall make such payment on or before January 31, 1997.

Dated:    December 20, 1996

                                   Very truly yours,

                                   SIGNATURE FINANCIAL/
                                   MARKETING, INC.

                                   By:________________________

Acknowledge and Agreed To:

MONTGOMERY WARD CREDIT CORPORATION

By:______________________________